Exhibit 10.20

INVESTMENT MANAGEMENT AGREEMENT

This Agreement dated as of this 1st day of June. 2001 is by and between Stateco Financial Services, Inc. (“Stateco”), 518 East Broad Street, Columbus, Ohio 43215 and Meridian Citizens Mutual Insurance Company (“Meridian Citizens”), 2955 North Meridian Street, Indianapolis, Indiana 46208.

Recitals

Meridian Citizens, is an Indiana domiciled corporation engaged in the property-casualty insurance underwriting business.

In the ordinary course of its business it is charged with the responsibility of managing and investing policyholder premiums.

Stateco, an Ohio-domiciled corporation, is engaged in the business of providing financial services pertinent to an insurance business including, without limitation, investment management services.

Meridian Citizens desires to retain the services of Stateco as the investment manager for its investable assets, and Stateco is willing to serve in such capacity.

Therefore, in consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto agree as follows:

1.	Term

This agreement shall be for a one year term. It shall automatically renew for additional twelve month terms unless either party hereto gives written notice of its intention to terminate this agreement, which notice must be given at least ninety days prior to the annual anniversary date of the agreement.

2.	Authority Granted to Stateco

a. Meridian Citizens understands and agrees that as its investment manager, Stateco shall have full discretion as to investment decisions which are consistent with the investment policy set by the Investment Committee of the Board of Directors of Meridian Citizens. The Investment Committee agrees to keep Stateco advised of any changes to investment policy adopted by the committee.

b. Stateco agrees to attend all Investment Committee meetings to review with the committee members the investment activities undertaken in the prior quarter, to respond to questions from committee members and to communicate with the Investment Committee with respect to investment plans, strategies and policies to be pursued by Stateco.

c. Meridian Citizens understands and agrees the discretion granted to Stateco herein empowers Stateco (within the policy constraints noted) to select investments to purchase, to allocate investable funds between tax free and taxable investments and to make decisions with respect to the sale of investments and the timing of such sale. Stateco is also authorized to give instructions to Meridian Citizens’ custodian(s), with respect to the purchase, sale, exchange and delivery of securities for Meridian Citizens’ account and disbursements relating thereto.

d. Stateco is also authorized to place brokerage orders for Meridian Citizens’ account through such brokerage firms as Stateco, in its sole discretion, may determine.

3.	Stateco’s Obligations

a. Stateco agrees to maintain records of transactions in which it engages on Meridian Citizens’ behalf in such form and format as Meridian Citizens requires to comply with legal requirements applicable to it.

b. Stateco also agrees to act in good faith and exercise due care in carrying out its responsibilities hereunder. Stateco will not be liable for any error of judgment with respect to its investment decisions providing Stateco has acted in good faith and has exercised due care.

c. Stateco agrees to maintain strict confidence with respect to Meridian Citizens’ financial affairs. Meridian Citizens will maintain confidentiality of investment advice and investment decisions, except to the extent disclosure is mandated by law or disclosure is made to an affiliate of Meridian Citizens.

d. In consideration for the foregoing services provided and responsibilities to be accepted, Meridian Citizens agrees to pay Stateco based on the total investable assets of Meridian Citizens under its management, as per the Fee Schedule attached as Exhibit A. The fee will be paid quarterly. It will be reviewed annually and may be amended by mutual agreement, which shall be confirmed in a revised Fee Schedule to be executed by the parties.

4.	Arbitration

In the event of a dispute arising out of any parties performance under this agreement, the parties hereby understand and agree that if the dispute cannot be amicably resolved by the parties, they will arbitrate the dispute in accordance with the rules and procedures set forth in the Ohio Uniform Arbitration Act, which is hereby incorporated by reference.

5.	Governing Law

This agreement shall be governed by Ohio law.

Stateco Financial Services, Inc.

By	/s/ Robert H. Moone
Robert H. Moone, President

Meridian Citizens Mutual Insurance Company

By	/s/ Robert H. Moone

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